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                                                                    EXHIBIT (i)

                                James H. Ellis
                                Attorney at Law
                                 36 Butler Road
                           Scarsdale, New York 10583



 August 22, 2000


 Bridgeway Fund, Inc.
 5615 Kirby Drive, Suite 518                             Re:  33-72416
 Houston, Texas  77005-2448                                   811-8200

 Ladies and Gentlemen,

      This opinion is being delivered to you in connection with the above registration statement on Form N-1A under the Securities Act of 1933, as amended, under which you have registered an indefinite number of shares of beneficial interest, par value $.001 per share, pursuant to Rule 24f-2 under the Investment company Act of 1940 as amended. In particular, this opinion relates to the sale of shares both in the fiscal year ended June 30, 2000 and prospectively to the shares, which may be sold during the fiscal year ending June 30, 2001 (the "shares").

      We have made such inquiry of your officers and directors and have examined such corporate documents, records and certificates and other documents and which questions of law, as we have deemed necessary for the purposes of this opinion including the Maryland General Corporation Law. In rendering this opinion we have relied as to all questions of fact material to this opinion, upon certificates of public officials and the statements of your officers, and have assumed, with your approval, that the signatures on all documents examined by us are genuine, which fact we have not independently verified. I am a member of the bar of the State of New York, and have not consulted Maryland counsel in connection with this opinion.

      Based upon and subject to the foregoing, we are of the opinion that the shares were legally and validly issued, fully paid and non-assessable, and that management fully expects to comply with the federal and state registration requirements regarding shares to be issued during the Fund's fiscal 2001 year ending June 30.

      We hereby consent to your including this opinion as an Exhibit to the forthcoming filing of the Fund's Post Effective Amendment No. 11. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                   Sincerely yours,

                                                   /s/ JAMES H. ELLIS

                                                   James H. Ellis
                                                   JHE/js